RELIANT HOLDINGS, INC.

CODE OF ETHICS

FOR THE CHIEF EXECUTIVE OFFICER
AND THE SENIOR FINANCIAL AND ACCOUNTING OFFICERS

(Effective as of June 30, 2014)

Introduction

RELIANT HOLDINGS, INC., a Nevada corporation (the "Company"), expects all of its employees, including the employees of its subsidiaries, to maintain high ethical standards of conduct and to comply fully with all applicable laws, rules and regulations of federal, state and local governments (both United States and foreign) and other appropriate private and public regulatory agencies (each a "Law" and, collectively, the "Laws"). Employees include, without limitation, the Company's chief executive officer and senior financial officers (namely, the principal financial officer, the principal accounting officer, the controller and any other employees performing similar functions) (the chief executive officer and the senior financial officers of the Company each a "Senior Financial Officer" and, collectively, the "Senior Financial Officers"). To provide guidance and resources to help the Company's employees maintain high ethical standards of conduct and comply with the Laws, the Company requires all of its employees, including the employees of its subsidiaries and the Senior Financial Officers, to adhere to all of the rules, codes and guidelines that the Company may adopt from time to time (collectively, the "Company Guidelines"). In addition, the Company encourages its employees, including the employees of its subsidiaries and the Senior Financial Officers, to report violations of the Company Guidelines and to report good faith complaints regarding the Company's accounting, internal accounting controls or auditing matters, as specified in the Company's Procedures for Reporting Accounting Complaints (the "Company Reporting Procedures").

To deter wrongdoing and to promote a culture of accountability, honest and ethical conduct, compliance with the Laws, and full, fair, accurate, timely and understandable disclosure in the Company's public filings and communications, the Company has approved this Code of Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers (this "Code of Ethics") to codify certain standards to which the Senior Financial Officers will be held accountable and certain specific duties and responsibilities applicable to such Senior Financial Officers. As the professional and ethical conduct of the Senior Financial Officers is essential to the proper conduct and success of the Company's business, the Senior Financial Officers must adhere to the standards, duties and responsibilities set forth in this Code of Ethics, in addition to adhering to the Company Guidelines. To the fullest extent possible, the Company Guidelines, the Company Reporting Procedures and this Code of Ethics should be read to supplement one another. If there is a conflict between the Company Guidelines or the Company Reporting Procedures and this Code of Ethics, then this Code of Ethics will control.

Code of Ethics

General Standards

The Company and the Company's Board of Directors will hold each Senior Financial Officer accountable for adhering to and advocating the following standards to the best of his or her knowledge and ability:

A. Act in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

B. Comply with the Laws;

C. Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the "SEC") and in other public communications the Company makes, including, without limitation, providing other Company employees with information that is accurate, complete, objective, relevant, timely and understandable and acting in good faith, with due care, competence and diligence, without misrepresenting material facts or allowing such Senior Financial Officer's independent judgment to be subordinated; and

D. Promote ethical and honest behavior within the Company, including, without limitation, compliance with the Company Reporting Procedures and the prompt reporting of violations of, and being accountable for adherence to, this Code of Ethics.

Specific Duties and Responsibilities

In adhering to and advocating the standards set forth above, each Senior Financial Officer (unless otherwise explicitly stated) shall fulfill the following duties and responsibilities to the best of his or her knowledge and ability:

1. Each Senior Financial Officer shall handle all conflicts of interest between his or her personal and professional relationships in an ethical and honest manner, and shall disclose in advance to Michael Chavez (the "Financial Ethics Coordinator"), Mr. Chavez shall make such disclosure to the Chairman of the Audit Committee, any transaction or relationship that reasonably could be expected to give rise to an actual or apparent conflict of interest between the Company and such Senior Financial Officer. To the extent that an actual or apparent conflict of interest is deemed to exist, the Financial Ethics Coordinator shall report the relevant details of such conflict of interest to the Company's Audit Committee. The Company's Audit Committee shall thereafter take such action with respect to the conflict of interest as it shall deem appropriate. It is the general policy of the Company to avoid any situation that creates or appears to create a conflict between personal interests and the interests of the Company whenever practicable. For purposes of this Code of Ethics, a "conflict of interest" will be deemed to

be present when an individual's private interest is adverse in any way, or even appears to be adverse, to the interests of the Company.

2. Each Senior Financial Officer will use his or her best efforts to ensure the timely and understandable disclosure of information that, in all material respects, is accurate, complete, objective and relevant in all reports and documents the Company files with, or submits to, the SEC or in other public communications that the Company makes. As part of this undertaking, pursuant to and in accordance with the Securities Exchange Act of 1934, as it may be amended from time to time, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), the Company's chief executive officer and principal financial officer (or persons performing similar functions) will participate in management's evaluation of the effectiveness of the design and operation of the Company's "disclosure controls and procedures" and "internal controls and procedures for financial reporting" (as such terms are defined in the Exchange Act), and the other Senior Financial Officers, if any, will assist in this evaluation as requested by management.

3. The Company's chief executive officer and principal financial officer (or persons performing similar functions) will be responsible for establishing and maintaining the Company's disclosure controls and procedures and internal controls and procedures for financial reporting, pursuant to and in accordance with the Exchange Act, and will, pursuant to and in accordance with the Exchange Act, disclose to the Company's Audit Committee and the Company's independent auditing firm (a) any significant deficiencies or weaknesses in the design or operation of the internal controls and procedures for financial reporting, including any significant deficiencies and material weaknesses that could adversely affect the Company's ability to record, process, summarize and timely report financial information as required by the SEC and (b) any fraud (whether or not material) involving management or other employees significantly involved with internal controls and procedures for financial reporting.

4. Each Senior Financial Officer will use his or her best efforts to ensure compliance in all material respects by such Senior Financial Officer and the Company with the Laws.

5. No Senior Financial Officer may take or direct or allow any other person to take or direct any action to fraudulently influence, coerce, manipulate or mislead the Company's independent auditing firm.

6. No Senior Financial Officer may engage the Company's auditing firm to perform audit or non-audit services without the preapproval of the Company's Audit Committee (or its designee), in accordance with the Audit Committee's charter.

Reporting Violations

If any person believes that a Senior Financial Officer has violated this Code of Ethics or the Company has or is about to violate a Law, or a Senior Financial Officer believes that he or

she is being asked to violate this Code of Ethics or any Law in the performance of his or her duties for the Company, then the matter should be promptly reported to the Financial Ethics Coordinator by the means set forth in the Company Reporting Procedures. In the event the Financial Ethics Coordinator is or was involved in the matter giving rise to the violation, the violation should be promptly reported to the Chairman of the Audit Committee by the means set forth in the Company Reporting Procedures. The Company's Financial Ethics Coordinator will take appropriate steps to maintain the confidentiality of the reporting person's identity, to the extent that the Financial Ethics Coordinator can do so consistent with the Company's obligations to investigate and remedy the matter and, if appropriate, to report the matter to government officials. The Financial Ethics Coordinator also will promptly report the matter in question to the Company's Audit Committee. Persons may report violations of this Code of Ethics on an anonymous basis. In accordance with the Company Reporting Procedures, no retribution will be taken against any person for reporting, in good faith, a violation or suspected violation of this Code of Ethics.

Interpretation and Enforcement

The Company's Audit Committee is responsible for overseeing the interpretation and enforcement of this Code of Ethics. Subject to the ultimate authority of the Company's Audit Committee, the Financial Ethics Coordinator will be responsible for the day-to-day administration of this Code of Ethics. If the Financial Ethics Coordinator determines that he or she is not able to resolve any question regarding interpretations or possible breaches or violations of this Code of Ethics, then such question shall be directed by the Financial Ethics Coordinator to the Chairperson of the Company's Audit Committee for resolution by the Audit Committee.

Upon request by the Company's Audit Committee, or promptly after (i) a Senior Financial Officer or other person reports to the Financial Ethics Coordinator that a Senior Financial Officer has or is about to violate this Code of Ethics or a Law, (ii) a Senior Financial Officer reports that he or she is being asked to violate this Code of Ethics or any Law in the performance of his or her duties for the Company, or (iii) any person requests a waiver of this Code of Ethics, the Financial Ethics Coordinator will report to the Audit Committee concerning such matter or request. When the Company's Audit Committee considers any such matter or request, it shall act in executive session.

Each Senior Financial Officer will be held accountable for his or her adherence to this Code of Ethics by the Company's Board of Directors and appropriate committees thereof. A Senior Financial Officer's failure to adhere to this Code of Ethics will be subject to appropriate disciplinary action, ranging from warnings to possible termination or removal.

Only the Company's Audit Committee may waive this Code of Ethics and only the Board of Directors may amend this Code of Ethics. All waivers and amendments of this Code of Ethics must be publicly disclosed in a manner that complies with the requirements of the SEC, any applicable listing standards of a national securities exchange and any other applicable Laws.

CERTIFICATION

I, the undersigned, being the duly elected secretary of the corporation, do hereby certify that the foregoing Code of Ethics were adopted by the Board of Directors the 30th day of June, 2014.

Michael Chavez, Secretary

RELIANT HOLDINGS, INC.

Code of Conduct

(Effective June 30, 2014)

INTRODUCTION

Because RELIANT HOLDINGS, INC. (the "Company") must both be understood to be, and remain, a good corporate citizen, the Company has adopted this Code of Conduct. The Code of Conduct is in addition to, and is not intended to change or interpret, any federal or state law or regulation, including the rules of the Securities and Exchange Commission ("SEC"), the listing standards of any national securities exchange or Chapter 78 of the Nevada Revised Code (Corporations), or the Company's Articles of Incorporation or Bylaws. This Code of Conduct is subject to modification and interpretation by the Board of Directors.

This Code of Conduct, including the Annexes attached hereto, shall be made available to all of the Company's directors, officers, and employees (each and "Employee" and, collectively, "Employees").

CODE OF CONDUCT

It is the policy of the Company that the Employees shall exercise and display good judgment and high ethical standards in all business dealings. Situations may involve an actual or potential conflict between the personal interests of the Employee and the business interests of the Company, and even the appearance of impropriety with respect to such actual or potential conflicts, must be avoided or otherwise appropriately approved by the Company. A "conflict of interest" occurs when an Employee's private interests interfere in any way – or even appear to interfere – with the business interests of the Company. A conflict situation may arise when an Employee takes actions or has interests that may make it difficult to perform his or her job objectively and effectively, or that may otherwise harm the Company. Conflicts of interest also may arise when an Employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company.

The consistent conduct of the Company's business in an honest and ethical manner is vitally important to maintaining public trust and confidence in the Company and its Employees. In many situations involving ethical and moral judgments, it may be difficult to determine a proper course of action with certainty. In such cases, to ensure that the proper course of action is followed, Employees must seek guidance from the Company regarding such judgments.

SPECIFIC POLICIES

It is not possible in a Code of Conduct such as this to describe all of the circumstances and conditions that have the potential of raising ethical considerations and/or that may constitute a conflict of interest. If you find yourself or another Employee in a situation that raises an ethical or moral question, or a potential breach or violation of this Code, that is not covered by these specific policies, or if you are not sure whether your or another Employee's situation raises any such questions, you should seek guidance from the Company.

In addition, answering the following questions may help address uncertain circumstances:

1. Would my action be honest in every respect?
2. Does my action serve a valid business purpose?
3. Could my action appear inappropriate to others in appearance if not in fact?
4. Would my action embarrass the Company or me if it became known to my fellow employees, family or friends, or the general public?
5. Would my action comply with the intent and spirit, as well as the purpose and letter, of Company policies and procedures or of laws and regulations?

General Standards

The Company and the Company's Board of Directors holds each Employee accountable for adhering to the rules and policies set forth in the Employee Handbook, as amended or in existence from time to time (the "Employee's Handbook"), applicable to such Employee and for adhering to and advocating the following standards to the best of his or her knowledge and ability:

1. Act in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships;
2. Comply with all applicable laws, rules, and regulations of federal, state, and local governments (both United States) and other appropriate private and public regulatory agencies;
3. Promote full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications the Company makes, including, without limitation, providing other Company employees with information that is accurate, complete, objective, relevant, timely, and understandable and acting in good faith, with due care, competence, and diligence, without misrepresenting material facts or allowing such Employee's independent judgment to be subordinated; and
4. Promote ethical and honest behavior within the Company, including, without limitation, compliance with this Code of Conduct and the prompt reporting of violations of, and being accountable for adherence to, this Code of Conduct.

Concerning Customers

It is an absolute obligation of the Company and each Employee to protect our customer relationships through consistently fair and honorable dealings with everyone who is a customer.

This Code of Conduct prohibits misrepresentation, fraudulent action or omission, failure to make proper adjustments if the Company is at fault, or any behavior that denies to any customer the full receipt of the specified benefits of the product or service for which he or she is paying.

Under no circumstances may an Employee give a gift of money or cash equivalents to any customer or any gift that the Employee knows will violate a customer's business practices. Employees are also prohibited from making gifts, loans or granting unreasonable favors to customers for the purpose of obligating or inducing them to compromise their responsibilities to their employers on our behalf or for our benefit. This policy does not extend to gifts or favors of nominal value (less than $100) or to business dining or casual entertainment, to the extent that these meet generally accepted standards of ethical business conduct and involve no element of concealment or violation of rules imposed by the recipient's employer. All expenditures for gifts, favors, business dinners and casual entertainment must be fully documented in accordance with Company policy.

Concerning Suppliers

All Employees must deal with our suppliers in the highest ethical and professional manner.

Under no circumstances may an Employee accept any gift of money from a supplier. Employees must immediately report any such offers to the Company.

Employees are prohibited from accepting trips from suppliers, other than trips that are consistent with historical practice, meet generally accepted standards of ethical business conduct and involve no element of concealment or violation of rules imposed by the provider's employer.

Under no circumstances may an Employee accept a loan from any supplier.

Employees are also prohibited from receiving gifts or favors from suppliers, other than nominal gifts or favors (less than $100). This prohibition does not include infrequent business dining or casual entertainment that meets generally accepted standards of ethical business conduct and involves no element of concealment or violation of rules imposed by the provider's employer.

Employees shall not be influenced in their business dealings with a supplier by the receipt of any gift, favor or trip nor shall Employees imply to a supplier that the receipt of any gift, favor or trip will influence a business decision involving that supplier.

An Employee who is offered and/or receives any prohibited money, cash equivalent, gift, loan, trip or favor shall promptly and courteously decline such money, cash equivalent, gift, loan, trip or favor with an explanation that the acceptance of the money, cash equivalent, gift, loan, trip or favor is contrary to our Company's Code of Conduct. Employees must immediately report any such occurrence to the Company.

An Employee may not utilize as a supplier any organization in which the Employee or an immediate family member has a financial interest. This policy does not apply to a publicly traded company in which the Employee (or an immediate family member) owns less than 5% of its stock or other publicly traded equity securities.

If an Employee's decline of a gift, loan, trip or favor as outlined in this section could be a matter of embarrassment or potentially poor business judgment, prior to declining the item involved, the matter should be reported to and decided by the Company.

Employees may not purchase merchandise for themselves from Company vendors in excess of $100 using Company pricing and/or discounts because such discounts may raise the appearance that the discount will influence your use of the vendor for Company business.

Employees who have historically received prohibited gifts, loans, trips or favors from suppliers must notify all such suppliers that our Code of Conduct prohibits acceptance of such gift, loan, trip or favor and that the supplier is encouraged to make a cash value payment to the Company in lieu of the gift, loan, trip or favor.

Concerning "Corporate" Opportunities

Employees owe the Company a duty to advance the Company's business interests when the opportunity to do so arises. As a result, Employees are prohibited from taking personal advantage of certain business opportunities in which the Company may be interested. This so-called "corporate opportunity doctrine" is complicated and it is not possible to clearly define all of the business opportunities, which belong or could be of interest to the Company and what business opportunities may be taken advantage of personally by Employees. The most common types of situations falling within this corporate opportunity doctrine prohibit Employees from: (i) personally taking advantage of any business opportunity that typically would be pursued by, or would be of interest to, one of the Company's businesses; (ii) personally taking advantage of any other business opportunity that the Company may want to take advantage of if the opportunity is discovered using Company property, business contacts or information, or that the Employee becomes aware of because he or she works for the Company; or (iii) competing with or otherwise disadvantaging any of the Company's businesses. If you have any question regarding whether this corporate opportunity doctrine applies to any potential business opportunity, you should consult with the Company.

Concerning Competitors

Employees must refrain from all dealings with our competitors for the purpose of setting or controlling prices, rates, trade practices, costs or any other activities prohibited by the federal and state laws regulating competition.

The highest standards of honorable and ethical conduct must be observed in all relationships with our competitors. The advancement of the Company's business interests through the malicious dissemination of gossip, rumors or disparaging statements or any other unfair actions intended to damage our competitors is prohibited, as are any other secret or dishonorable activities for this purpose.

Concerning Compliance with Laws and Regulations

The Company insists that all of its businesses be conducted in full compliance with all applicable laws and regulations. Failure to obey laws and regulations violates this Code of Conduct and may expose both you and the Company to criminal or civil prosecution.

Concerning Accounting Procedures and the Control of Funds and Assets

The Company's financial and accounting books and records must be true, accurate and complete. No false or artificial entries shall be made in any books or records of the Company for any reason, and no Employee shall engage in any arrangement that results in such a prohibited act. The Company's accounting and financial records must reflect, in an accurate, complete and timely manner, all transactions affecting the Company in order to meet statutory requirements and to ensure proper preparation of the Company's financial statements. Transactions must be properly authorized and approved and recorded in accordance with both the relevant generally accepted accounting principles and the highest standards of integrity. There shall be no cash funds, bank accounts, investment or other assets, which are not recorded or are inadequately recorded, in the Company's accounting records.

There must be no concealment of information from the Company's Chief Executive Officer or the Company's senior financial officers or from the Company's external auditors or legal counsel.

No Employee may have so great a span of responsibility as to make it possible for the Company's accounting control system of checks and balances to be impaired or corporate assets to be diverted.

The use of any funds or other assets of, or the providing of any services by, the Company for any unlawful purpose is strictly prohibited.

The Company's accounting and financial records must be adequately protected from destruction or tampering. The accounting and financial records must also be retained for a sufficient period of time to meet both the applicable legal requirements and those required by the Company.

No payment on behalf of the Company shall be approved or made with the intention or understanding that a part or all of such payment is to be used for any purpose other than as described by the document supporting or requiring the payment.

No Employee may take any action to fraudulently influence, coerce, manipulate or mislead the Company's independent auditing firm for the purpose of rendering the Company's financial statements misleading.

Any Employee having information or knowledge of any unrecorded fund or asset or any other questionable financial disclosure or accounting, auditing or financial practice or concern shall promptly report such matter to the Company pursuant to the notification provisions of this Code of Conduct or pursuant to the Company's Procedures for Reporting Accounting Complaints.

Concerning Devotion of Time and Ability to the Company's Business

The Company respects the rights of its Employees to engage in activities of a private nature outside of the Company. However, employment or personal business interests or commitments are prohibited if such activity would tend to impair an Employee's ability to meet his or her regular job responsibilities to the Company or would affect his or her objectivity in carrying out his or her responsibilities.

Concerning Responsibility for Safeguarding Confidential or "Inside" Information

Complete confidentiality of the Company's business information must be respected at all times. Employees and representatives of the Company are prohibited from releasing any non-public information involving the Company or any other company doing business with us. No information regarding decisions, plans, customers, suppliers or competitors of the Company may be released to the public, except by those specifically authorized to do so.

No material information concerning the Company or any other company which is not public knowledge may be used by any Employee for the purpose of his or her own personal gain, whether through stock transactions, real estate dealings, contracting or any other means, nor may such information be transmitted to an individual outside of the Company for their own personal gain.

Employees may not engage in the "short selling" of stock of the Company (e.g., selling Company stock that the Employee does not own in a transaction from which the Employee would benefit if the value of the stock declined).

Concerning Outside Associations and Activities

In relationships Employees have with outside organizations, where the nature of the relationship is such that the Company's name may be publicly identified with the outside organization, it is expected that the Employee will be more than normally sensitive to any embarrassment that might accrue to the Company.

It is not the intent of this Code of Conduct to discourage participation by Employees in civic, welfare, political and similar activities. Such activities are strongly encouraged in the interest of service to the community and the development of the individuals. However, in situations of an obviously controversial or sensitive nature, Employees are expected to seek guidance from the Company before making commitments that may prove harmful to the Company's interests or reputation.

Concerning Fellow Employees

All Employees must deal with one another in a fair and truthful manner.

All relationships between Employees must be appropriate for a business setting. In particular, relationships between a supervisor and a subordinate must be conducted so that the conduct of the Employees involved is beyond reproach. The lending, giving and/or advancing of money between such Employees is expressly prohibited, as is the exchange of gifts, goods or services, other than those gifts of a nominal value for seasonal or commemorative purposes. In addition, all Employees shall be mindful of and adhere to any policies in the Employee Handbook related to sexual harassment, discrimination or other similar policies.

Concerning Political Contributions

Because most political contributions by corporations are prohibited by federal and state law, it is a policy of the Company not to make any political contributions.

It is also the policy of the Company not to reimburse, directly or indirectly, any Employee, attorney, agent or third party for any political contributions made by him or her.

No Employee or representative is authorized to make any direct or indirect political contribution of any kind on behalf of the Company.

Concerning Questionable Practices or Knowledge of a Prohibited Act

Any Employee having information or knowledge of any situation and/or act which may constitute a breach or violation of this Code of Conduct or who has any doubt as to whether a situation and/or act may constitute a breach or violation of this Code shall promptly report such situation pursuant to the notification provisions of this Code or pursuant to the Company's Procedures for Reporting Accounting Complaints. This reporting requirement includes notification of any known future situation and/or act, which could constitute a breach or violation of this Code.

NOTIFICATION

All references in this Code of Conduct such as: report to, approve by, seek guidance from, or similar phrases shall refer, except as described below, to a notification to Michael Chavez, Chief Compliance Officer, or his successor. This notification must be in writing and include all relevant information regarding the circumstances giving rise to an actual or potential breach or violation of the Code, including situations involving ethical or moral judgments. The notification must include the date, a description of the facts and circumstances and the reason you believe this situation may constitute an actual or potential breach or violation of this Code.

CERTIFICATION

I, the undersigned, being the duly elected Secretary of the corporation, do hereby certify that this Code of Conduct was adopted by the Board of Directors the 30th day of June, 2014.

Michael Chavez, Secretary

ANNEX "A"

RELIANT HOLDINGS, INC.

Code of Conduct
Procedures

PROCEDURES TO ENSURE COMPLIANCE WITH THIS CODE

This Code of Conduct has been adopted by the Board of Directors. This Code applies to all subsidiaries of the Company. The Board of Directors is responsible for overseeing the interpretation and enforcement of this Code. Subject to the Board of Directors' ultimate authority, Michael Chavez, or his successor or another individual(s) selected by the Board (the "Compliance Officer"), will be responsible for monitoring enforcement of this Code and these procedures. If any questions regarding possible breaches or violations of this Code are not resolvable by the Compliance Officer, such questions will be directed to the Board of Directors (for all non-financial/accounting related issues) or to the Chairman of the Audit Committee of the Company's Board of Directors (for all accounting and financial issues, including information or knowledge of any unrecorded fund or asset or any other questionable financial disclosure or accounting, auditing or financial practice or concern).

Promptly after an issue is raised that might require a waiver of, or change in, this Code of Conduct, the Compliance Officer will report to the Company's Board of Directors concerning compliance with this Code and any breaches or violations or other ethical issues which may have occurred or been presented. The Board of Directors shall consider all issues brought before it in executive session. In instances where breaches or violations of this Code or other ethical issues may have been identified, the Compliance Officer may make such recommendation as may be appropriate to prevent a recurrence. The ultimate decision with respect to any such action will, however, be made by the Board of Directors.

Only the Board of Directors may waive this Code of Conduct with respect to directors and executive officers of the Company and only the Board may amend or change this Code. All waivers of or changes to this Code for directors or executive officers must be publicly disclosed, along with the reasons for any waiver, in a manner that complies with the requirements of the Securities and Exchange Commission, any applicable listing standards of a national securities exchange and other applicable laws.

This Code of Conduct will be reproduced and individual copies will be distributed or otherwise made available to all of the Company's directors, officers and employees. Each Employee receiving a copy of this Code will be required to acknowledge in writing that they have received, read and will abide by this Code. All acknowledgments will be forwarded to the Compliance Officer for retention and for appropriate follow-up action, if necessary. All acknowledgments by directors or executive officers that disclose interests that breach or violate this Code must be forwarded to the Board of Directors without delay.

Vendors, suppliers and others with whom the Company has business relationships will be informed of the basic principles of this Code of Conduct, as appropriate. In particular, vendors, suppliers, and others with whom the Company has business relationships will be made aware of the necessity of fair and honest dealings in all matters concerning the Company.

During any investigation of suspected breaches or violations of this Code of Conduct, all Employees must fully cooperate with the investigation. The Company reserves the right to discipline any Employee who does not fully cooperate in any such investigation and to report any illegal actions to the appropriate authorities.

Neither the Company nor any Employee will retaliate against any Employee who, in good faith, raises a question concerning ethical practices or a potential breach or violation of this Code of Conduct. This means the Company will not terminate, demote, suspend, threaten, harass, transfer to an undesirable assignment, or otherwise discriminate against any Employee for calling attention to any suspected illegal, unethical or immoral acts or any potential breach or violation of this Code. This protection extends to anyone giving information in relation to an investigation. However, the Company reserves the right to discipline any Employee who knowingly makes a false accusation, provides false information to the Company or otherwise acts improperly.

ANNEX "B"

RELIANT HOLDINGS, INC.

ACKNOWLEDGEMENT OF COMPLIANCE WITH CODE OF CONDUCT

(Please return this Acknowledgement immediately to Michael Chavez)

To: Michael Chavez
12343 Spicewood Springs Road
Suite 3A
Austin, Texas 78750

From: ______________________________

Phone Number: ______________________________

Office Location: ______________________________

Supervisor: ______________________________

I have read, understand and will abide by RELIANT HOLDINGS, INC.'s Code of Conduct. I have no interests contrary to, and I have otherwise not breached or violated (or obtained a waiver of or change in) the Code, and I have no knowledge of any breach or violation of the Code by any director, officer or employees of the company, except as specifically described in detail below (If none, please state "None")

Exceptions (please describe in detail any breach or violation of or situation that may have violated or that you were unsure that may have violated, the Code of Conduct):

Date	Description of Situation	Breach or Violation of Code

If, at any future date, I become involved in any matter which might constitute a breach or violation of the Code of Conduct or if I learn that any director, officer or other employee may be involved in any matter that might constitute a breach or violation of the Code, I will immediately disclose such circumstance in detail pursuant to the notification provisions of the Code or pursuant to the Company's Procedures for Reporting Accounting Complaints.

Dated: ______________________ Signed: ______________________________

Print Name: ______________________________